Exhibit 99.3

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH COMMENCES CASH TENDER OFFER FOR ANY AND ALL OF ITS 7.00% SENIOR SECURED NOTES DUE 2024

LAVAL, Quebec, May 24, 2021 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health,” the “Company” or the “Offeror”) announced today that it has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 7.00% Senior Secured Notes due 2024 (the “Notes”). The terms and conditions of the Tender Offer are described in an Offer to Purchase dated May 24, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).

The following table sets forth certain terms of the Tender Offer:

Issuer	Series of Notes	144A CUSIP/ISIN Number	Reg S CUSIP/ISIN Number	Aggregate Principal Amount Outstanding(1)	Tender Offer Consideration(2)	Early Tender Premium(3)	Total Consideration(2)(3)
Bausch Health Companies Inc.	7.00% Senior Notes Due 2024	91911K AK8 US91911KAK88	C94143 AK7 /USC94143AK73	$1,600,000,000	$989.25	$30.00	$1,019.25

(1)

As of May 24, 2021, there was $1.7 billion aggregate principal amount of the Notes outstanding. The amount above gives effect to the redemption of $100 million aggregate principal amount of the Notes on June 2, 2021 pursuant to the Offeror’s previously announced partial redemption of the Notes.

(2)

Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the Tender Offer (exclusive of any Accrued Interest, which will be paid by the Offeror in addition to the Tender Offer Consideration or the Total Consideration, as applicable, to, but not including, the applicable Settlement Date).

(3)	Includes the Early Tender Premium.

The Tender Offer will expire at 11:59 p.m., New York City time, on June 21, 2021 (such date and time, as it may be extended, the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date. Tendered Notes may be withdrawn from the Tender Offer at or prior to, but not after, 5:00 p.m., New York City time, on June 7, 2021 (such date and time, as it may be extended, the “Withdrawal Deadline”). Holders of Notes who tender their Notes after the Withdrawal Deadline, but prior to the Expiration Date, may not withdraw their tendered Notes, except for certain limited circumstances where additional withdrawal rights are required by law.

Subject to the terms and conditions of the Tender Offer, the consideration for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offer will be the tender offer consideration for the Notes set forth in the table above (the “Tender Offer Consideration”). Holders of Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on June 7, 2021 (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase pursuant to the Tender Offer will receive the Tender Offer Consideration plus the early tender premium, if any, for the Notes as set forth in the table above (the “Early Tender Premium” and, together with the Tender Offer Consideration, the “Total Consideration”) on the Early Settlement Date (as defined below), which is currently expected to be June 8, 2021. Holders of Notes validly tendered after the Early Tender Date, but at or prior to the Expiration

Date, and accepted for purchase pursuant to the Tender Offer will receive the Tender Offer Consideration, but not the Early Tender Premium for the Notes. No tenders will be valid if submitted after the Expiration Date.

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all Holders of Notes accepted for purchase pursuant to the Tender Offer will, on the Early Settlement Date or the Final Settlement Date (as defined below), as applicable, also receive accrued and unpaid interest on the Notes from the last interest payment date to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable (the “Accrued Interest”).

If, following the consummation of the Tender Offer, any Notes remain outstanding, the Company will redeem the outstanding Notes on June 23, 2021, in accordance with the terms of the Notes and the indenture governing the Notes, pursuant to a conditional notice of redemption to be issued by the Company today.

The Offeror reserves the right, in its sole discretion, at any point following the Early Tender Date and prior to the Expiration Date, to accept for purchase any Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date (the date of such acceptance and purchase, the “Early Settlement Date”). The Early Settlement Date will be determined at the Offeror’s option, assuming the conditions to the Tender Offer have been either satisfied or waived by the Offeror at or prior to the Early Settlement Date. If the Offeror elects to have an Early Settlement Date, it will accept Notes validly tendered at or prior to the Early Tender Date. Irrespective of whether the Offeror chooses to exercise its option to have an Early Settlement Date, it will purchase any remaining Notes that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Tender Offer having been either satisfied or waived by the Offeror, promptly following the Expiration Date (the date of such acceptance and purchase, the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”). The Final Settlement Date is expected to occur on the second business day following the Expiration Date, assuming the conditions to the Tender Offer have been either satisfied or waived by the Offeror at or prior to the Expiration Date and all outstanding Notes are not purchased on the Early Settlement Date.

The Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the completion of the Company’s concurrently announced private offering of $1.6 billion aggregate principal amount senior secured notes, on terms acceptable to the Company.

Goldman Sachs & Co. LLC is acting as the dealer manager in the Tender Offer. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offer. Persons with questions regarding the Tender Offer should contact Goldman Sachs & Co. LLC at (collect) (212) 902-5962 or (toll free) (800) 828-3182. Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-3800 or (collect) (212) 430-3774.

None of the Offeror, its board of directors or officers, the dealer manager, the depositary, the information agent or the trustee with respect to the Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a

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recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. The Tender Offer is made only by the Offer to Purchase. This news release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offer. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Offeror by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Any securities issued pursuant to the financing transactions described above will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. Such securities have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities that may be issued pursuant to the financing transactions described above. Further, nothing contained herein shall constitute a notice of redemption of the Notes.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-Looking Statements

This news release may contain forward-looking statements, within the meaning of applicable securities laws (collectively, “forward looking statements”) including, but not limited to, the Tender Offer, the details thereof and other expected effects of the Tender Offer and the proposed private offering of senior secured notes and the use of proceeds therefrom. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties relating to the Company’s proposed plan to separate its eye health business from the remainder of Bausch Health, including the expected benefits and costs of the separation transaction, the expected timing of completion of the separation transaction and its terms, the Company’s ability to complete the separation transaction considering the various conditions to the completion of the separation

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transaction (some of which are outside the Company’s control, including conditions related to regulatory matters and a possible shareholder vote, if applicable), that market or other conditions are no longer favorable to completing the transaction, that any shareholder, stock exchange, regulatory or other approval (if required) is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the separation transaction, diversion of management time on separation transaction-related issues, retention of existing management team members, the reaction of customers and other parties to the separation transaction, the qualification of the separation transaction as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from either or both of the Canada Revenue Agency and the Internal Revenue Service will be sought or obtained), potential dis-synergy costs between the separated entity and the remainder of Bausch Health, the impact of the separation, including the leverage of Bausch Health and the eye health business after the separation, transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets Bausch Health is engaged in, behavior of customers, suppliers and competitors, technological developments and legal and regulatory rules affecting Bausch Health’s business. In particular, the Company can offer no assurance that any separation transaction will occur at all, or that any separation transaction will occur on the terms and timelines anticipated by the Company. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, the fear of that pandemic, the availability and effectiveness of vaccines for COVID-19, and the potential effects of that pandemic, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but not limited to its supply chain, third-party suppliers, project development timelines, employee base, liquidity, stock price, financial condition and costs (which may increase) and revenue and margins (both of which may decrease).

Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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